Exhibit 99.1

Investor Contact:
Andrew Blazier, Senior Associate
Sharon Merrill
(617) 542-5300
trr@investorrelations.com

Company Contact:
Thomas W. Bennet, Jr., CFO
(978) 970-5600
tbennet@trcsolutions.com

TRC Announces $250 Million Revolving Credit Facility
Increases Total Borrowing Capacity by $75 Million; Replaces Existing Credit Facility
Lowell, MA, Jan. 31, 2017 - TRC Companies, Inc. (NYSE: TRR), a recognized leader in engineering, environmental consulting and construction-management services to the power, environmental, infrastructure and oil and gas markets, today announced it has closed on a $250 million revolving credit facility. The new, five-year facility will support the Company’s general working capital needs and growth initiatives and replaces the existing facility, which was set to expire in November 2020.
“This new facility increases our total borrowing capacity by $75 million, which will support our five-year growth strategy, including both organic and acquisition-related initiatives,” said Chairmain and Chief Executive Officer Chris Vincze. “We also have converted the previous amortizing term loan and revolving borrowing structure to a non-amortizing, fully revolving format. This will provide us with optimal access to capital throughout the life of the facility to support our debt capital needs.”
The borrowings under the new facility are limited to three times the Company’s trailing 12-month consolidated EBITDA, as defined in the credit agreement. Borrowing rates are specified at a spread of 150 to 275 basis points over the applicable one- to six-month LIBOR rate, depending on the Company’s leverage ratio (the current borrowing spread is 150 basis points). At closing, approximately $54 million was outstanding on the facility.
Citizens Bank is the Sole Lead Arranger for the eight-bank syndicate that will fund the facility during its life.

About TRC
A pioneer in groundbreaking scientific and engineering developments since the 1960s, TRC is a national engineering, environmental consulting and construction management firm that provides integrated services to the power, environmental, infrastructure and oil and gas markets. TRC serves a broad range of commercial, industrial and government clients, implementing complex projects from initial concept to delivery and operation. TRC delivers results that enable clients to achieve success in a complex and changing world. For more information and updates from the Company, visit TRC's website at www.TRCsolutions.com and follow TRC on Twitter and StockTwits at @TRC_Companies and on LinkedIn.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

Exhibit 99.1

Forward-Looking Statements
Certain statements in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as "may," "expects," "plans," "anticipates," "believes," "estimates," or other words of similar import. You should consider statements that contain these words carefully because they discuss TRC’s future expectations, contain projections of the Company’s future results of operations or of its financial condition, or state other "forward-looking" information. TRC believes that it is important to communicate its future expectations to its investors. However, there may be events in the future that the Company is not able to accurately predict or control and that may cause its actual results to differ materially from the expectations described in its forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, circumstances which could create large cash outflows, such as contract losses, litigation, uncollectible receivables and income tax assessments; regulatory uncertainty; the availability of funding for government projects; the level of demand for TRC’s services; product acceptance; industry-wide competitive factors; the ability to continue to attract and retain highly skilled and qualified personnel; the availability and adequacy of insurance; capital availability and project investment by TRC’s clients; and general political or economic conditions. Furthermore, market trends are subject to changes, which could adversely affect future results. See the risk factors and additional discussion in TRC’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, and other factors included from time to time in the Company’s other filings with the Securities and Exchange Commission.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995